UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2020

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica	Irvine	California	92618-7471
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code (949) 214-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	CLGX	New York Stock Exchange
Preferred Stock Purchase Rights	CLGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As discussed below in Item 5.07, on November 17, 2020 the holders of a majority in voting power of all issued and outstanding shares entitled to vote at an election of directors of CoreLogic, Inc. (the “Company”) voted for the removal from office as directors of the Company of J. David Chatham, Thomas C. O’Brien and David F. Walker. The removal of Messrs. Chatham, O’Brien and Walker became effective immediately upon certification of the voting results of the Special Meeting (as defined below).

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 17, 2020, the Company held a special meeting of stockholders (the “Special Meeting”).

Each of the proposals upon which the Company’s stockholders voted at the Special Meeting, and the certified results reported by the independent inspector of elections, First Coast Results, Inc. (“First Coast”), are set forth below.

1.

The repeal of each provision of, or amendment to, the Company’s Amended and Restated Bylaws (the “Bylaws”) adopted by the Company’s board of directors (the “Board”) without the approval of the Company’s stockholders subsequent to July 6, 2020.

For	Against	Abstain	Broker Non-Votes
53,779,523	8,431,396	182,637	—

No such amendments to the Bylaws have been made, so, while this proposal was approved by the Company’s stockholders at the Special Meeting, this proposal did not result in any change to the Bylaws.

2.

The removal from office as directors of the Company of J. David Chatham, Douglas C. Curling, John C. Dorman, Paul F. Folino, Thomas C. O’Brien, Pamela H. Patenaude, Vikrant Raina, J. Michael Shepherd and David F. Walker, as well as any other person or persons elected or appointed to the Board without stockholder approval after June 18, 2020 and up to and including the date of the Special Meeting (other than the Senator and Cannae Nominees in the Nomination Proposal (each, as defined below)) (such directors, the “Incumbent Directors” and such proposal, the “Director Removal Proposal”).

	For	Against	Abstain	Broker Non-Votes
J. David Chatham	53,704,596	8,103,974	540,720	—
Douglas C. Curling	19,985,527	8,364,750	33,999,012	—
John C. Dorman	19,566,898	8,347,944	34,434,641	—
Paul F. Folino	31,174,779	8,101,092	23,073,618	—
Thomas C. O’Brien	53,565,283	8,108,101	675,907	—
Pamela H. Patenaude	19,549,556	8,367,304	34,432,429	—
Vikrant Raina	19,550,227	8,366,681	34,432,592	—
J. Michael Shepherd	19,551,526	8,364,983	34,432,981	—
David F. Walker	47,827,270	8,104,824	6,417,196	—

This proposal was approved with respect to J. David Chatham, Thomas C. O’Brien and David F. Walker by the Company’s stockholders at the Special Meeting, so they were removed as directors as discussed above in Item 5.02.

3.

The nomination of W. Steve Albrecht, Martina Lewis Bradford, Gail Landis, Wendy Lane, Ryan McKendrick, Katherine “KT” Rabin, Sreekanth Ravi, Lisa Wardell and Henry W. “Jay” Winship (the “Senator and Cannae Nominees”) for appointment to the Board by the directors then in office, if and to the extent one or more of the Incumbent Directors is removed from the Board pursuant to the valid adoption of the Director Removal Proposal (the “Nomination Proposal”).

	For	Against	Abstain	Broker Non-Votes
W. Steve Albrecht	53,622,323	8,105,803	615,162	—
Martina Lewis Bradford	17,881,973	8,365,934	36,101,383	—
Gail Landis	18,603,103	8,373,888	35,371,819	—
Wendy Lane	53,785,815	8,096,315	467,159	—
Ryan McKendrick	22,761,363	8,123,602	31,458,325	—
Katherine “KT” Rabin	17,878,659	8,374,650	36,096,000	—
Sreekanth Ravi	18,315,049	8,376,244	35,657,997	—
Lisa Wardell	17,887,164	8,373,895	36,088,231	—
Henry W. “Jay” Winship	53,757,961	8,116,421	474,907	—

This proposal was approved with respect to W. Steve Albrecht, Wendy Lane and Henry W. “Jay” Winship by the Company’s stockholders at the Special Meeting, so they were nominated for appointment to the Board.

4.

The amendment to Section 2.2 of Article II of the Bylaws, as set forth below, to add a new clause to Section 2.2 of Article II of the Bylaws (which shall be designated clause (b)) to provide mechanics for calling a special meeting of stockholders if no directors or less than a majority of directors are in office following the passing of the Director Removal Proposal:

“(b) Notwithstanding anything to the contrary set forth herein, unless otherwise specified by the Court of Chancery, the Chief Executive Officer or Secretary shall, within five (5) business days after the date on which the Court of Chancery issues an order requiring the Corporation to hold an election pursuant to Section 223 of the DGCL, call a special meeting of stockholders of the Corporation for the election of directors and deliver notice of such meeting as provided in Section 2.3 of this Article II. Any special meeting of stockholders of the Corporation so called shall be held at the place, date and time specified in the notice of such meeting and in accordance with applicable law (or, at such other place, date and time as may be specified by the Court of Chancery).”

For	Against	Abstain	Broker Non-Votes
23,280,062	38,945,587	167,917	—

This proposal was not approved by the Company’s stockholders at the Special Meeting, so this proposal did not result in any change to the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2020

CORELOGIC, INC.

By:	/s/ Frank D. Martell
Name:	Frank D. Martell
Title:	President and Chief Executive Officer

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